UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

ASSEMBLY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

99 Hudson Street, 5th Floor, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(646) 706-5208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 19, 2015, we entered into an underwriting agreement with Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named therein, relating to an underwritten public offering of 5,555,555 shares of our common stock, par value $0.001 per share, at a public offering price of $13.50 per share. We expect the net proceeds from the sale of the shares to be approximately $75 million, after deducting underwriting discounts and commissions and estimated offering expenses. In addition, we have granted the underwriters a 30-day option to purchase up to an additional 833,333 shares of common stock. Credit Suisse Securities (USA), LLC and William Blair & Company, L.L.C. are acting as joint book-running managers and co-managers for the offering.

The offering is being made pursuant to our effective shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission on November 26, 2014 and declared effective on January 15, 2015 (File No. 333-200612), as supplemented by a preliminary prospectus supplement dated March 18, 2015, and an accompanying prospectus dated January 15, 2015. The offering is expected to close on or about March 24, 2015, subject to the satisfaction of customary closing conditions contained in the underwriting agreement. The underwriting agreement contains customary representations, warranties, and agreements by us, and customary conditions to closing, indemnification obligations of our company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

A copy of the underwriting agreement is attached as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the underwriting agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1. The preliminary prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the validity of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

On March 18, 2015, and March 19, 2015, we issued press releases announcing the launch of the offering described in Item 1.01 of this Current Report on Form 8-K and the pricing of the offering, respectively. Copies of the press releases are attached hereto as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 19, 2015, by and among Assembly Biosciences, Inc. and Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named therein.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

99.1	Press release dated March 18, 2015.

99.2	Press release dated March 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSEMBLY BIOSCIENCES, INC.

Date: March 19, 2015	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer and Chief Operating Officer